    As filed with the Securities and Exchange Commission on October 17, 2003

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                                   ----------

                                   ALLOY, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                04-3310676
     (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
                            (212) 244-4311 facsimile
                    (Address of Principal Executive Offices)

             ALLOY INC. AMENDED AND RESTATED 1997 EMPLOYEE, DIRECTOR
              AND CONSULTANT STOCK OPTION AND STOCK INCENTIVE PLAN

           dELiA*s INC. AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

                     dELiA*s INC. 1998 STOCK INCENTIVE PLAN

            iTURF INC. 1999 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the plans)

                               Matthew C. Diamond
                             Chief Executive Officer
                                   Alloy, Inc.
                        115 West 26th Street, 11th Floor
                               New York, NY 10001
                            (212) 244-4311 facsimile
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             With copies to each of:

         Samuel A. Gradess                     Richard M. Graf
      Chief Financial Officer           Katten Muchin Zavis Rosenman
        151 West 26th Street          1025 Thomas Jefferson Street, NW
            11th Floor                      East Lobby, 7th Floor
       New York, NY 10001                    Washington, DC 20007


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of each class of                              Proposed maximum       Proposed maximum
securities to be          Amount to be             offering price per     aggregate offering          Amount of
registered                registered (1), (2)          share (3)                 price            registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value           2,000,000(4)                   $5.91                 $11,820,000.00          $956.24
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value             291,270(5)                   $5.91                 $1,721,405.70           $139.26
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value             622,448(6)                   $5.91                 $3,678,667.68           $297.60
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value           6,306,757(7)                   $5.91                 $37,272,933.87          $3,015.38
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
TOTAL                     9,220,475 shares                                                             $4,408.48

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act of 1933"), this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends or similar transactions.

(2) Also includes associated rights (the "Rights") to purchase 1/100 of a share of Series C Junior Participating Preferred Stock, par value $.01 per share, of Alloy Inc. The Rights initially attach to and trade with the shares of Common Stock (defined below). The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of our common stock, par value $.01 per share ("Common Stock") which may be purchased upon exercise of outstanding grants or options, the fee is calculated on the basis of the price at which the options or grants may be exercised, and (ii) in the case of shares of Common Stock for which options have not yet been granted, and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (Nasdaq) on October 14, 2003.

(4) The number of shares of Common Stock stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan, as amended (the "1997 Plan").

(5) The number of shares of Common Stock stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the dELiA*s Inc. (renamed dELiA*s Corp.) Amended and Restated 1996 Stock Incentive Plan, as amended (the "1996 Plan").

(6) The number of shares of Common Stock stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the dELiA*s Inc. 1998 Stock Incentive Plan, as amended (the "1998 Plan").

(7) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the iTURF Inc. (renamed dELiA*s Corp.) 1999 Amended and Restated Stock Incentive Plan (the "1999 Plan" and together with the 1996 Plan and the 1998 Plan, the "dELiA*s Plans").

                                EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 1997 Plan and the dELiA*s Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed on May 1, 2003, and amended on May 16, 2003;

           (b)    Definitive  Proxy  Statement on Schedule 14A, filed on June 2,
                  2003;

           (c) Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003, filed on June 16, 2003;

           (d) Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003, filed on September 15, 2003;

           (e)    Current Report on Form 8-K, filed on April 14, 2003;

           (f)    Current Report on Form 8-K, filed on June 5, 2003;

           (g)    Current Report on Form 8-K, filed on July 15, 2003;

           (h)    Current Report on Form 8-K, filed on July 18, 2003;

           (i)    Current Report on Form 8-K, filed on July 25, 2003;

           (j)    Current Report on Form 8-K, filed on July 31, 2003;

           (k)    Tender Offer Statement on Form TO-C, filed on July 31, 2003;

           (l)    Tender Offer Statement on Form TO, filed on August 6, 2003;

           (m)    Tender Offer Statement on Form TO-C, filed on August 7, 2003;

           (n) Amendment to Tender Offer Statement on Form TO-A, filed August 27, 2003;

           (o) Amendment to Tender Offer Statement on Form TO-A, filed August 29, 2003;

           (p)    Current Report on Form 8-K, filed September 4 , 2003;

           (q) Amendment to Tender Offer Statement on Form TO-A, filed September 5, 2003;

           (r) Amendment to Tender Offer Statement on Form TO-A, filed September 12, 2003;

           (s) Amendment to Tender Offer Statement on Form TO-A, filed September 17, 2003;

           (t)    Current Report on Form 8-K, filed September 18, 2003;

           (u)    The   description  of  the  Common  Stock   contained  in  the
                  Registrant's Registration Statement on Form 8-A (File No. 0-26023) filed under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

           (v) The description of the preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A (File No. 0-26023) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

The consolidated financial statements as of January 31, 2002 and for each of the years in the two-year period ended January 31, 2002 from our Annual Report on Form 10-K for the year ended January 31, 2002 incorporated by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference.

On May 31, 2003, we filed a current report on Form 8-K indicating that we engaged KPMG LLP to replace Arthur Andersen as our independent auditors. During each of the fiscal years in the two year period ended January 31, 2002 and the subsequent interim period preceding the change of auditors, we had no disagreements with Arthur Anderesen on any matter of accounting principles or ractices, financial statement disclosures or auditing scope or procedures which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the disagreement in connection with its report.

We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this prospectus as having certified our consolidated financial statements for the two years ended January 31, 2002, as required by Section 7 of the Securities Act. Accordingly, we have dispensed with the requirement to file its consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this prospectus, you may have no effective remedy against Arthur Andersen under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

Item 4.  Description of Securities.
-----------------------------------
Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------
The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Katten Muchin Zavis Rosenman of Washington, DC. The fair market value of all securities of the Registrant owned, received or to be received, or subject to options, warrants or rights received or to be received by members of Katten Muchin Zavis Rosenman, including certain members of their families and trusts for their benefit, does not exceed $50,000.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------
Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159.

Item 7. Exemption from Registration Claimed.
--------------------------------------------
Not applicable.

Item 8. Exhibits.
-----------------
The list of exhibits required by this item is submitted in a separate section of this Registration Statement on Form S-8. See "Exhibit Index" beginning on page II-4 of this Registration Statement on Form S-8.

Item 9.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 16th day of October, 2003.

                                ALLOY, INC.

                                By   /s/ Matthew C. Diamond
                                     -------------------------------
                                     Matthew C. Diamond
                                     Chief Executive Officer

                                By   /s/ Samuel A. Gradess
                                     -------------------------------
                                     Samuel A. Gradess
                                     Chief Financial Officer

Each person whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alloy, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                               Title                                  Date
         ----------                               -----                                  ----
         /s/ Matthew C. Diamond                   Chief Executive Officer                October 16, 2003
         Matthew C. Diamond                       (Principal Executive
                                                   Officer) and Chairman

         /s/ James K. Johnson, Jr.                President, Chief Operating             October 16, 2003
         James K. Johnson, Jr.                    Officer and Director

         /s/ Samuel A. Gradess                    Chief Financial Officer                October 16, 2003
         Samuel A. Gradess                        (Principal Financial and
                                                  Accounting Officer),
                                                  Secretary and Director

         /s/ Peter M. Graham                      Director                               October 16, 2003
         Peter M. Graham

         /s/ David Yarnell                        Director                               October 16, 2003
         David Yarnell

         /s/ Edward A. Monnier                    Director                               October 16, 2003
         Edward A. Monnier


                                   ALLOY, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

         (4.1) Form of Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159).

         (4.2) Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159)).

         (4.3) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on August 13, 2001).

         (4.4) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 13, 2002).

         (4.5) Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on June 21, 2001).

         (4.6) Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159)).

         (4.7) Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by the Registrant to MarketSource Corporation (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on December 11, 2001).

         (4.8) Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by the Registrant to Fletcher International Ltd. (incorporated by reference to the Registrant's Current Report on Form 8-K/A, filed with the Commission on February 1, 2002).

         (4.9) Form of Warrant to Purchase Common Stock, dated as of June 19, 2001, issued by the Registrant to each of the Purchasers of the Registrant's Series B Convertible Preferred Stock (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on June 21, 2001).

         (4.10) Demand Note, dated as of August 1, 2001, by and between the Registrant and Alan M. Weisman (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on August 14, 2001).

         (4.11) Demand Note, dated as of September 28, 2001, by and between the Registrant and Daniel E. Duckworth (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001).

         (4.12) Demand Note, dated as of September 28, 2001, by and between the Registrant and Dianna J. Duckworth (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001).

         (4.13) Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by the Registrant to Fletcher International Ltd. (incorporated by reference to the Registrant's Amended Current Report on Form 8-K/A, filed with the Commission on February 1,
                  2002).

         (4.14) Warrant to Purchase Common Stock, dated as of March 18, 2002, issued by the Registrant to Craig T. Johnson (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (4.15) Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by the Registrant to Alan M. Weisman (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (4.16) Indenture, dated as of July 23, 2003, between Alloy, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 15, 2003).

         (4.17) Form of the Registrant's 5.375% Convertible Senior debentures due 2023 (included in Exhibit 4.16).

         (4.18) Resale Registration Rights Agreement, dated as of July 23, 2003 between the Registrant and Lehman Brothers Inc., CIBC World Markets Corp., J.P. Morgan Securities Inc. and SG Cowen Securities Corporation as initial purchasers (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 15, 2003).

         (5.1) Opinion of Katten Muchin Zavis Rosenman as to the legality of shares being registered.

         (23.1) Consent of Katten Muchin Zavis Rosenman (included in opinion of counsel filed as Exhibit 5.1).

         (23.2)   Consent of KPMG LLP.

         (24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (99.2) First Amendment to Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed with the Commission on June 2, 2003)

         (99.3) Second Amendment to the Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan, as amended.

         (99.4) dELiA*s Inc. 1996 Amended and Restated Stock Incentive Plan (incorporated by reference to the dELiA*s Inc. Schedule 14A filed on June 12, 1998).

         (99.5) First Amendment to dELiA*s Inc. 1996 Amended and Restated Stock Incentive Plan

         (99.6) dELiA*s Inc. 1998 Stock Incentive Plan (incorporated by reference to the dELiA*s Inc. Quarterly Report on Form 10-Q, filed with the Commission on December 15, 1998).

         (99.7)   First Amendment to dELiA*s Inc. 1998 Stock Incentive Plan.

         (99.8) iTurf Inc. 1999 Amended and Restated Stock Incentive Plan (incorporated by reference to the dELiA*s Inc. Registration Statement on Form S-4 (Registration No. 333-44916)).

         (99.9) First Amendment to iTurf Inc. 1999 Amended and Restated Stock Incentive Plan.